Exhibit 10.2

GUARANTY AGREEMENT

DATE:September 28, 2026

PARTIES:Guarantor:ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company

Guarantor Address:	2600 W. Camelback Rd.

Phoenix, Maricopa, Arizona 85017

Administrative Agent:	ZIONS BANCORPORATION, N.A. DBA NATIONAL BANK OF ARIZONA

Administrative Agent

Address:	6001 N. 24th Street

Phoenix, Arizona 85016

Attention: Jeffrey Byers

Lenders:	As set forth in the Credit Agreement (as defined below)

AGREEMENT: For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors agree for the benefit of Administrative Agent and the Secured Parties, as follows:

1.DEFINITIONS. In this Guaranty Agreement (“Guaranty”), the following terms shall have the following meanings and all capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement:

“Administrative Agent” means ZIONS BANCORPORATION, N.A. DBA NATIONAL BANK OF ARIZONA, as Administrative Agent under the Credit Agreement, together with its successors and assigns in such capacity.

“Attorneys’ Fees” means the reasonable and documented out-of-pocket fees, charges and expenses of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Administrative Agent from time to time.

“Borrower” means GRAND CANYON EDUCATION, INC., a Delaware corporation.

“Credit Agreement” means that certain Credit Agreement dated of even date herewith by and among Borrower, Guarantor, Administrative Agent, and the Lenders party thereto, as it may be amended, modified, joined, extended, renewed, restated, or supplemented from time to time.

“Guarantor” and “Guarantors” mean, respectively, each Person that has executed this Guaranty and each other Person who shall become a party hereto by execution of a Guaranty Joinder Agreement in the form attached hereto as Exhibit A or such other form as Administrative Agent may approve from time to time.

“Guarantor Loan Documents” means this Guaranty and any other Loan Documents executed by Guarantors.

“Guarantor Obligations” means the obligations of each Guarantor under the Guarantor Loan Documents.

“Guaranty” means this Guaranty, as it may be amended, modified, joined, extended, renewed, restated, or supplemented from time to time.

“Qualified ECP Guarantor” means, in respect of any Interest Rate Hedge transactions, each Loan Party that has total assets exceeding $10,000,000 at the time such Loan Party becomes obligated for Interest Rate Hedge Liabilities with respect to such Interest Rate Hedge (whether by guarantee or otherwise) or grants a security interest to secure such Interest Rate Hedge or such other Person as constitutes an “eligible contract participant” under the Commodities Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under the Commodities Exchange Act.

2.GUARANTY.
2.1Guarantor Obligations. In order to induce the Secured Parties to make the Loans, issue Letters of Credit, and otherwise extend credit, to Borrower pursuant to the Credit Agreement, Guarantors hereby unconditionally, irrevocably, and jointly and severally, guarantee to Administrative Agent and the other Secured Parties and to their respective successors, endorsees and/or assigns of the Credit Agreement and any other Loan Documents:
2.1.1The full and prompt payment in immediately available funds of all Obligations when due, by acceleration or otherwise, together with all fees, charges, interest, premiums, late charges, expenses, other obligations, indebtedness, indemnities, causes of action and liabilities of Loan Parties or payable by Loan Parties, whether now existing or hereafter arising under or in connection with the Loans or any of the Loan Documents or otherwise in connection with the Obligations, whether primary or secondary, direct or indirect, absolute or contingent, fixed, liquidated, unliquidated, joint, several, or joint and several, and including, without limitation, any and all interest, expenses (including, without limitation, Attorneys’ Fees), and other monetary obligations accrued or incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, in each case whether or not allowed in any such proceeding.
2.1.2The due and prompt performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or in respect of the Loan Documents.
2.1.3The due and prompt payment of all reimbursement obligations and all obligations to provide cash collateral or other security with respect to any Letters of Credit.
2.1.4The due and prompt payment and performance of all covenants, agreements, obligations and liabilities of Loan Parties under or in respect of Lender Provided Interest Rate Hedges or Lender Provided Foreign Currency Hedge other than Excluded Hedge Liabilities. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes illegal.

2.2Keepwell. In addition to, and without limiting, the Guarantor Obligations set forth in Section 2.1.4, each Guarantor hereunder who is a Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Interest Rate Hedge transactions; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.2 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.2, or otherwise under this Guaranty, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligation of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment and performance of all Obligations in full and the termination of the Commitments. Each Qualified ECP Guarantor intends that this Section 2.2 constitutes, and this Section 2.2 shall be deemed to constitute, a “keepwell, support or other agreement” for the benefit of each other Loan Party for all purposes of the Commodities Exchange Act.
3.GUARANTOR REPRESENTATIONS AND WARRANTIES.
3.1Closing Representations and Warranties. Each Guarantor represents and warrants to Administrative Agent for the benefit of the Secured Parties as follows:
3.1.1Incorporation of Representations and Warranties. Each Guarantor acknowledges that he/she/it is a “Loan Party” pursuant to the Credit Agreement and the other Loan Documents and represents and warrants to Administrative Agent for the benefit of the Secured Parties that all statements, representations and warranties regarding such Guarantor (as a Loan Party) pursuant to the Credit Agreement and all of the Loan Documents is true, correct and complete.
3.1.2Inducement. Each Guarantor is providing this Guaranty at the request of Borrower in order to induce the Secured Parties to extend financial accommodations to Borrower.
3.2Representations and Warranties Upon Delivery of Financial Statements, Documents, Other Information, and Other Actions. Each delivery by Guarantors to Administrative Agent of financial statements, other documents, or information after the date of this Guaranty, shall be a representation and warranty that (a) all representations and warranties herein are true, correct and complete as of the date of such delivery and (b) such financial statements, other documents, or information is correct and complete, that there are no omissions therefrom that result in such financial statements, other documents, or information being incomplete, incorrect, or misleading as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of each Guarantor as at the dates thereof and for the periods covered thereby.
4.GUARANTOR COVENANTS. Until the Facility Termination Date, Guarantors agree that:
4.1Taxes. Each Guarantor shall pay before delinquency all Taxes, assessments, and governmental charges and levies imposed upon such Guarantor, upon such Guarantor’s income or profits, or upon any property belonging to such Guarantor, except for any such taxes that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside by such Guarantor.

4.2Keeping Informed About Borrower and Transaction. Guarantors will keep themselves informed concerning performance of the Obligations, the financial condition of Borrower, and the ability of Borrower to perform the Obligations.
4.3Additional Covenants. Guarantors shall comply with each covenant of the Loan Documents that refers to Guarantors, in each case until this Guaranty has terminated or expired and all of the Obligations have been indefeasibly paid and performed in full.
5.ADDITIONAL PROVISIONS.
5.1Nature of Guaranty. This Guaranty is absolute, continuing, irrevocable, and unconditional. This Guaranty is a guaranty of payment and performance when due and not of collection. This Guaranty shall be effective and remain in full force and effect until the Facility Termination Date, regardless of (a) the genuineness, regularity, legality, validity, or enforceability of any or all of the Liens, the Loan Documents, or the Obligations; (b) any Law, ordinance, regulation, or rule (federal, state, or local) or any action by any Official Body discharging, reducing, varying the terms of payment, or otherwise modifying any of the Obligations or any of the Liens; or (c) the death, dissolution, or liquidation of any Loan Party.
5.2Enforcement Against Guarantors Without Other Action. Administrative Agent may enforce the Guarantor Loan Documents against any Guarantor without first having sought enforcement of any Loan Documents against Borrower, any other Loan Parties, or any Collateral.
5.3Events Not Affecting Guarantor Obligations or Liens Granted by Guarantors. The following shall not affect, impair, or delay the enforcement of any or all Guarantor Obligations or any or all Liens granted by Guarantors, regardless of the impact upon any contribution, exoneration, indemnification, reimbursement, subrogation, and other rights of Guarantors:
5.3.1The bankruptcy, death, disability, dissolution, incompetence, insolvency, liquidation, or reorganization of any Guarantor or any other Loan Party.
5.3.2Any defense of any or all other Loan Parties to payment or performance of any or all Obligations or enforcement of any or all Liens.
5.3.3The discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all Liens or any or all Obligations in any bankruptcy, insolvency, reorganization, or other legal proceeding or by any law, ordinance, regulation, or rule (federal, state, or local).
5.3.4The cessation of liability of any or all other Loan Parties for any or all Obligations.
5.3.5Any claim or dispute by Borrower or any other Loan Party concerning the occurrence of an Event of Default, the performance of any Obligations, or any other matter.
5.3.6The revocation of this Guaranty by one or more Guarantors.
5.4Acts and Omissions of Administrative Agent Not Affecting Guarantor Obligations or Liens Granted by Guarantors. Administrative Agent, for the benefit of the Secured Parties, may do or omit to do the following acts from time to time in its absolute and sole discretion and in doing or omitting to do such acts may act in its absolute and sole discretion without notice to or consent of Guarantors and with or without receiving payment or other value. The following acts and omissions shall not affect, delay, or impair the enforcement of any or all Guarantor Obligations or any or all Liens granted by Guarantors, regardless of the impact upon any contribution, exoneration, indemnification, reimbursement, subrogation, and other rights of Guarantors:
5.4.1Administrative Agent may obtain Collateral or additional Collateral.
5.4.2Administrative Agent may substitute for any or all Collateral, regardless of whether the same type or greater or lesser value.
5.4.3Administrative Agent may release any or all Collateral.
5.4.4Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle, or waive any rights and remedies of Administrative Agent and the Secured Parties as to any or all Collateral.
5.4.5Except for any requirements provided by law that may not be waived by Guarantors, Administrative Agent may sell or otherwise dispose of any Collateral in any manner and order Administrative Agent determines in its absolute and sole discretion and disposition may be for no value or for less than fair market value of the Collateral in the absolute and sole discretion of Administrative Agent. With respect to any Collateral that is personal property, Administrative Agent shall give Guarantors five (5) days’ prior written notice of any sale or other disposition, except for personal property Collateral that is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like and except as to Administrative Agent’s and the other Secured Parties’ right of set-off. Each Guarantor’s sole right with respect to all Collateral shall be to bid at a sale thereof in accordance with applicable Law.
5.4.6Administrative Agent may fail to inspect, insure, maintain, preserve, or protect any or all Collateral.
5.4.7Administrative Agent may obtain additional obligors for any or all Obligations.
5.4.8Administrative Agent and the Secured Parties may increase or decrease any or all Obligations or otherwise change the terms of any or all Obligations (including, without limitation, increases or decreases in the interest rate, additional advances within or in excess of any Commitment, increases or decreases in any Commitment, changes in the maturity date of any or all Obligations, and changes in the amount and timing of payments). Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may declare all Obligations immediately due and payable or performable, whereupon the Obligations shall be immediately due and payable or performable.
5.4.9Administrative Agent may substitute for any or all Loan Parties, regardless of the same creditworthiness.
5.4.10Administrative Agent may release Borrower and the other Loan Parties.
5.4.11Administrative Agent may compromise, delay enforcement, fail to enforce, release, settle, or waive any or all Obligations of Borrower and any other Loan

Party or any or all rights and remedies of Administrative Agent against Borrower and the other Loan Parties.
5.4.12Administrative Agent and the other Secured Parties may make advances, issue letters of credit, or grant other financial accommodations for Borrower without requiring satisfaction of all conditions in the Loan Documents.
5.4.13Administrative Agent may fail to file or pursue a claim in any bankruptcy, insolvency, probate, reorganization, or other proceeding as to any or all Liens or any or all Obligations.
5.4.14Administrative Agent may subordinate (i) any or all Liens, or (ii) any or all Obligations.
5.4.15Administrative Agent and the Secured Parties may amend, modify, extend, renew, restate, supplement, or terminate in whole or in part any or all Loan Documents.
5.4.16Administrative Agent may apply any amount received by Administrative Agent (including, without limitation, payments, proceeds of collateral, and other amounts) on account of any liabilities or obligations of any Loan Party to the Secured Parties, whether or not included in the Obligations, to payment of such of the liabilities or obligations of such Loan Party to the Secured Parties as Administrative Agent may elect in its absolute and sole discretion, whether or not then due.
5.4.17Administrative Agent may take or fail to take any other action with respect to any or all Loan Documents, any or all Obligations, any or all Loan Parties, any or all Collateral, any or all Liens, or any or all rights and remedies of Administrative Agent.
5.4.18Administrative Agent and the other Secured Parties may assign any or all of their rights and delegate their obligations under the Loan Documents, in whole or in part (including, without limitation, participations).
5.4.19Administrative Agent and the other Secured Parties may do any other acts and make any other omissions that result in extinguishment of any or all Obligations and any or all Liens.
5.4.20Administrative Agent and the other Secured Parties may do any other act or make any other omission that might otherwise constitute a legal or equitable discharge of, or defense by, any Guarantor.
5.5Guarantor Waivers.
5.5.1Note and Notice Waivers. Each Guarantor waives, to the full extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and all other notices or demands of any kind (including, without limitation, notice of the acceptance by Administrative Agent of this Guaranty, notice of the existence, creation, non-payment, or non-performance of any or all Obligations, notice of the revocation of this Guaranty by any Guarantor, and notice of the acts or omissions described in Section 5.4), excepting only notices specifically provided for in the Guarantor Loan Documents.

5.5.2Waiver of Acts and Omissions of Administrative Agent and the Other Secured Parties. Each Guarantor waives any defense to enforcement of the Guarantor Obligations or any Liens granted by such Guarantor based on acts and omissions of Administrative Agent or any other Secured Party described in Section 5.4.
5.5.3Waiver of Statute of Limitations. To the fullest extent permitted by Law, each Guarantor waives any and all statutes of limitations as a defense to any or all Obligations.
5.5.4Waiver of Law and Equitable Principles Conflicting with this Guaranty. Each Guarantor waives any and all provisions of law and equitable principles that conflict with this Guaranty.
5.5.5Waiver of Any Obligation of Administrative Agent and Lenders to Inform Guarantors. Each Guarantor waives any right to require Administrative Agent or any other Secured Party, and Administrative Agent and the other Secured Parties shall have no obligation, to provide to any Guarantor any information concerning performance of the Obligations, the ability of Borrower to perform the Obligations, or any other matter, regardless of what information Administrative Agent or the other Secured Parties may have from time to time.
5.5.6Waiver of Contribution, Exoneration, Indemnification, Reimbursement, Subrogation, and Other Rights Against Borrower and Other Loan Parties. Each Guarantor waives any and all present and future claims, remedies, and rights of such Guarantor against Borrower, any other Loan Party, the Collateral, and any other property, interests in property, or rights to property of Borrower or any other Loan Party (i) arising from any performance by such Guarantor hereunder; (ii) arising from any application of any property, interests in property, or rights to property of such Guarantor to payment or performance of the Obligations; or (iii) otherwise arising in respect of the Guarantor Loan Documents, regardless of whether such claims, remedies, and rights arise under any present or future agreement, document, or instrument or are provided by any Law, ordinance, regulation, or rule (federal, state, or local) (including, without limitation, (A) any and all rights of contribution, exoneration, indemnity, reimbursement, and subrogation and (B) any and all rights to participate in the rights and remedies of Administrative Agent and the other Secured Parties against Borrower, any other Loan Parties, and the Collateral).
6.SUBORDINATION. Each Guarantor agrees that any and all rights of subrogation, reimbursement and contribution shall be junior and subordinate to any right Administrative Agent and the other Secured Parties may have against Borrower and to all right, title and interest Administrative Agent and the other Secured Parties may have in any collateral or security. Guarantors shall not demand, enforce or receive payments on or by reason of any such rights of subrogation, reimbursement or contribution prior to satisfaction in full of all of the Obligations. If, notwithstanding the foregoing, any Guarantor receives any payments from Borrower to which such Guarantor is not entitled pursuant to the previous sentence, such payment shall be held in trust by such Guarantor for the benefit of Administrative Agent, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid by such Guarantor to Administrative Agent for the benefit of the Secured Parties, and applied to payment of the Obligations, whether or not due. Administrative Agent may, in accordance with applicable Laws, use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation right any Guarantor may have, and upon disposition or sale, any right of subrogation any Guarantor may have shall terminate. With respect to the enforced collection of the Obligations or the foreclosure of any security interest in any personal property collateral then securing the Obligations, Administrative Agent agrees to give Guarantors five (5) days’ prior written notice, in the manner set forth in Section 11.5 of the Credit Agreement, of any sale or disposition of any such personal property collateral, other than collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalent, certificates of deposit or the like.
7.RIGHTS AND REMEDIES OF ADMINISTRATIVE AGENT AND SECURED PARTIES. The rights and remedies of Administrative Agent and the other Secured Parties shall be cumulative and non-exclusive. Delay, discontinuance, or failure to exercise any right or remedy of Administrative Agent or any other Secured Party shall not be a waiver thereof, of any other right or remedy of Administrative Agent and the other Secured Parties, or of the time of the essence provision. Exercise of any right or remedy of Administrative Agent and the other Secured Parties shall not cure or waive any Event of Default or invalidate any act done in response to any Event of Default.
8.LIMIT OF LIABILITY OF ADMINISTRATIVE AGENT AND SECURED PARTIES. In exercising rights and remedies, neither Administrative Agent, nor any other Secured Party, nor any stockholder, director, officer, employee, agent, or representative of Administrative Agent or any other Secured Party shall have any liability for any injury to the assets, business, operations, or property of Guarantors or any other liability to Guarantors, other than for its own gross negligence or willful misconduct.
9.SURVIVAL. The representations, warranties, and covenants of each Guarantor in the Guarantor Loan Documents shall survive the execution and delivery of this Guaranty until all of the Obligations under the Loan Documents are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.
10.INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, WAIVER, APPROVAL, CONSENT, ETC. The Guarantor Loan Documents contain the complete understanding and agreement of Guarantors and Administrative Agent and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Guarantor Loan Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto. Delay or failure by Administrative Agent or the other Secured Parties to insist on performance of any obligation when due or compliance with any other term or condition in the Guarantor Loan Documents shall not operate as a waiver thereof or of any other obligation, term, or condition or of the time of the essence provision. Acceptance of late payments or performance shall not be a waiver of the time of the essence provision, the right of Administrative Agent or the other Secured Parties to require that subsequent payments or performance be made when due, or the right of Administrative Agent or the other Secured Parties to declare an Event of Default if subsequent payments or performance are not made when due. Any approval, consent, or statement that a matter is satisfactory by Administrative Agent or any other Secured Party under the Guarantor Loan Documents must be in writing executed by Administrative Agent and such Secured Parties and shall apply only to the Person(s) and facts specifically set forth in the writing.
11.BINDING EFFECT. The Guarantor Loan Documents shall be binding upon each Guarantor and shall inure to the benefit of Administrative Agent and other Secured Parties and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of each Guarantor; provided, however, that Guarantors may not delegate any of their obligations under the Guarantor Loan Documents and any purported delegation shall be void ab initio. Each of Administrative Agent and each other Secured Party may from time to time, in each’s absolute and sole discretion, assign its respective rights and delegate its respective obligations under the Loan Documents, in whole or in part, without notice to or consent by Guarantors (including, without limitation, participations). In addition to any greater or lesser limitation provided by law, Guarantors shall not assert against any assignee of Administrative Agent or the other Secured Parties any claims or defenses any Guarantor may have against Administrative Agent or the other Secured Parties, except claims and defenses, if any, arising under the Guarantor Loan Documents.
12.APPLICABLE CREDIT AGREEMENT PROVISIONS. All provisions of Article 11 of the Credit Agreement apply to this Guaranty, the same as if such provisions were set forth in full in this Guaranty, mutatis mutandis.
13.JOINT AND SEVERAL OBLIGATIONS. All obligations in any of the Guarantor Loan Documents executed by more than one Person shall be the joint and several obligations of each such Person, and each reference in any Guarantor Loan Document to Guarantor or Loan Party shall be a reference to each such Person individually and all such Persons collectively.
14.RIGHT OF SETOFF. In addition to and not in limitation of all other rights and remedies (including other rights of offset or banker’s lien) that Administrative Agent, the other Secured Parties or any other holder of any Note may have under applicable Law, each Guarantor grants to Administrative Agent and each Secured Party a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Administrative Agent and each Secured Party, and Administrative Agent and each Secured Party hereby reserves (to the extent permitted by applicable Law) a right of setoff in, all such Guarantor’s right, title and interest in and to such Guarantor’s accounts with Administrative Agent or such Secured Party (whether checking, savings, or some other account), including, without limitation, all accounts held jointly with someone else and all accounts such Guarantor may open in the future, excluding, however, all IRA and KEOGH accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Upon the occurrence and during the continuance of an Event of Default, each Guarantor authorizes Administrative Agent and the other Secured Parties to the extent permitted by applicable Law, to charge or setoff all such Guarantor’s obligations to Administrative Agent and the other Secured Parties against any and all such accounts.
15.INDEMNIFICATION OF ADMINISTRATIVE AGENT AND SECURED PARTIES. Each Guarantor agrees to indemnify, hold harmless, and on demand defend Administrative Agent, the other Secured Parties and their respective shareholders, directors, officers, employees, Administrative Agents, and representatives for, from, and against any and all damages, losses, liabilities, penalties, costs, and expenses (including, without limitation, Attorneys’ Fees) arising from any claim or demand in respect of the Guarantor Loan Documents and arising at any time, whether before or after the Facility Termination Date, except to the extent such claim is determined in a final non-appealable judgment of a court or arbitrator of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent or the Secured Parties. The obligations of each Guarantor and the rights of Administrative Agent and the Secured Parties under this Section 15 shall survive termination of any Commitments, the expiration or drawing in full of any Letters of Credit issued by Issuing Lender, the payment in full of any drafts drawn or drawn and accepted under any such Letters of Credit, and payment and performance of the Obligations in full and shall remain in full force and effect without termination.
16.Limitation on Amount Obligated; Contribution by Other Persons. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, such obligations shall be limited to a maximum aggregate amount equal to the largest amount that would not render such Guarantor’s obligations under the Guaranty subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness, if any, to Borrower or any Subsidiary (as defined in the Credit Agreement) of Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Guaranty pursuant to which the liability of such Guarantor under the Guaranty is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification, or contribution of such Guarantor pursuant to applicable Law or pursuant to the terms of any agreement.
17.JOINDER. Each Person that shall at any time execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to Guaranty shall be deemed to include such Person as a Guarantor hereunder. The execution and delivery of a Guaranty Joinder Agreement adding an additional Guarantor as a party to Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to Guaranty.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty as of the day and year first above written.

GUARANTOR:

ORBIS EDUCATION SERVICES, LLC, a Delaware limited liability company

By:  /s/ Lori Browning

Name:Lori Browning
Title:Interim Chief Financial Officer

Signature Page to Guaranty Agreement

EXHIBIT A

[FORM OF]

GUARANTOR JOINDER

This Guarantor Joinder (this “Joinder”) dated as of ___________, 20___ is executed by the undersigned for the benefit of ZIONS BANCORPORATION, N.A. dba NATIONAL BANK OF ARIZONA, as agent for the Lenders (in such capacity, the “Administrative Agent”), in connection with (i) that certain Credit Agreement, dated as of September 28, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among GRAND CANYON EDUCATION, INC., a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent; (ii) that certain Security Agreement, dated as of September 28, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”), by and among the Borrower, the other Debtors listed on the signature pages thereto, and the other Persons who may become party to the Security Agreement from time to time (collectively, the “Debtors”), and the Administrative Agent, for its own benefit and the benefit of the other Secured Parties; (iii) that certain Guaranty Agreement, dated as of September 28, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), by and among the Guarantors listed on the signature pages thereto and the other Persons who may become party to the Guaranty from time to time (collectively, the “Guarantors”), and the Administrative Agent for the benefit of each of the Secured Parties; (iv) that certain Pledge Agreement, dated as of September 28, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Pledge Agreement”), made by the Pledgors listed on the signature pages thereto and the other Persons who may become party to the Pledge Agreement from time to time (collectively, the “Pledgors”), in favor of the Administrative Agent for the benefit of each of the Secured Parties and (v) that certain IP Security Agreement, dated as of September 28, 2026 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “IP Security Agreement”), by Borrower and the other Persons who may become party to the IP Security Agreement from time to time (collectively, the “Grantors”) in favor of Administrative Agent for the benefit of the Lenders. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, the Security Agreement, the Guaranty, the Pledge Agreement, or the IP Security Agreement, as applicable.

This Joinder supplements the Credit Agreement, the Security Agreement, the Guaranty, the Pledge Agreement, and the IP Security Agreement, and is delivered by each Person signatory hereto (collectively, the “New Obligors” and each a “New Obligor”), pursuant to Section 7.8 of the Credit Agreement and the other terms of the Loan Documents.

In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Obligor hereby agrees as follows:

1.Each New Obligor hereby:
(i)	assumes all the obligations and liabilities of:
(a)	a Loan Party under the Credit Agreement;
(b)	a Debtor party to the Security Agreement;
(c)	a Guarantor party to the Guaranty;

Exhibit A

(d)	a Pledgor party to the Pledge Agreement; and
(e)	a Grantor party to the IP Security Agreement; and
(ii)	agrees that such New Obligor is, and is bound as:
(a)	a Loan Party under the Credit Agreement under the terms, covenants, agreements, and conditions set forth in the Credit Agreement;
(b)	a Debtor party to the Security Agreement under the terms, covenants, agreements, and conditions set forth in the Security Agreement;
(c)	a Guarantor party to the Guaranty under the terms, covenants, agreements, and conditions set forth in the Guaranty;
(d)	a Pledgor party to the Pledge Agreement under the terms, covenants, agreements, and conditions set forth in the Pledge Agreement; and
(e)	a Grantor party to the IP Security Agreement under the terms, covenants, agreements, and conditions set forth in the IP Security Agreement,

in each case to the same extent that it would have been bound if it had been an original signatory to the Credit Agreement, Security Agreement, Guaranty, Pledge Agreement, and IP Security Agreement.

Each New Obligor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the (v) Loan Parties contained in the Credit Agreement; (w) Debtors contained in the Security Agreement; (x) Guarantors contained in the Guaranty; (y) Pledgors contained in the Pledge Agreement; and (z) Grantors contained in the IP Security Agreement, and in each case, confirms that such representations and warranties are true and correct after giving effect to the supplements to the Schedules attached to the Credit Agreement, the Security Agreement, the Exhibits attached to the Pledge Agreement, and the Schedules attached to the IP Security Agreement each attached hereto.

2.Without limiting the generality of the foregoing, each New Obligor hereby:
(i)	grants, assigns and pledges to the Administrative Agent, including its successors and assigns, for its benefit and the ratable benefit of the Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations (as defined in the Pledge Agreement), a Lien on and security interest in, in each case, all of its right, title and interest in, to and under, whether now owned or existing, or hereafter created, acquired or arising, in and to all personal property and fixtures of the New Obligors, including the Collateral (as defined in the Security Agreement) and the Trademark Collateral (as defined in the IP Security Agreement), the IP Ancillary Rights (as defined in the IP Security Agreement), the IP Rights (as defined in the IP Security Agreement) and expressly assumes all obligations and liabilities of a Debtor under the Security Agreement, a Pledgor under the Pledge Agreement, and a Grantor under the IP Security Agreement;

Exhibit A

(ii)	acknowledges and agrees that, together with each other Loan Party, it jointly and severally, absolutely, unconditionally and irrevocably is liable for all the Obligations as provided under the Guaranty and the Credit Agreement, to the same extent and with the same force and effect as if such New Obligor had originally been a Loan Party under the Credit Agreement and a Guarantor under the Guaranty and had originally executed the same as a Loan Party and Guarantor; and
(iii)	hypothecates, charges, pledges, assigns, mortgages and delivers and transfers, in each case, to the Administrative Agent, including its successors and assigns, for its benefit and the ratable benefit of the Secured Parties, and grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, and Lien on, such New Obligor’s right, title, and interest in and to the Collateral (as defined in the Security Agreement).

Except as specifically modified hereby, all of the terms and conditions of the Credit Agreement, the Security Agreement, the Guaranty, the Pledge Agreement, and the IP Security Agreement shall remain unchanged and in full force and effect.

3.Supplements relating to each New Obligor with respect to (i) each of the Schedules to the Credit Agreement are set forth on Annex A attached hereto; (ii) the Security Agreement are set forth on Annex B attached hereto; (iii) each of the Schedules to the Pledge Agreement are set forth on Annex C attached hereto; and (iv) each of the Schedules to the IP Security Agreement are set forth on Annex D attached hereto. Such supplements shall be deemed to be part of the Credit Agreement, Security Agreement, Pledge Agreement, and IP Security Agreement as applicable.
4.The effectiveness of this Joinder is subject to the satisfaction of the following conditions precedent:
(i)	this Joinder and each other Loan Document, as applicable, shall have been executed by the New Obligors, and by the Administrative Agent (if applicable), and counterparts as so executed shall have been delivered to the Administrative Agent;
(ii)	with respect to each New Obligor, the Administrative Agent shall have received:
(a)	a certificate dated as of the date hereof and signed by an authorized signatory of each New Obligor, certifying as appropriate as to: (A) all action taken by each New Obligor to validly authorize, duly execute and deliver this Joinder and the other Loan Documents and attaching copies of such resolution or other corporate or organizational action; (B) the names, authority and capacity of the Authorized Officers authorized to sign this Joinder and the Loan Documents and their true signatures; and (C) copies of its organizational documents as in effect as of the date hereof, to the extent applicable, certified as of a sufficiently recent date prior to the date hereof by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of New Obligor in the state of its organization and in each state where conduct of business or ownership or lease of properties or assets requires such qualification;

Exhibit A

(b)	[Lien searches in acceptable scope and with acceptable results;]
(c)	appropriately completed UCC financing statements to be filed by the Administrative Agent naming each New Obligor as debtor and Administrative Agent as secured party and describing its Collateral and all other documentation as Administrative Agent (or its successors or assigns) may reasonably require to evidence, protect, and perfect the Liens created by the Security Agreement, the Pledge Agreement and the IP Security Agreement, as modified by this Joinder. Each New Obligor acknowledges the authorizations given to Administrative Agent under the Security Agreement and otherwise;
(d)	original certificates evidencing all of the issued and outstanding Equity Interests of each New Obligor, if any, which certificates shall be accompanied by undated stock powers duly executed in blank, or, if any such interests are uncertificated securities, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with the UCC and all laws otherwise applicable to the perfection of the pledge of such shares;
(e)	in form and substance acceptable to Administrative Agent and each Lender, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;
(f)	a certificate of each of the New Obligors signed by an Authorized Officer, dated as of the date hereof stating that (A) the representations and warranties of the New Obligors under this Joinder and the Loan Documents are true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event shall be true and correct); (B) the New Obligors are in compliance with each of the covenants and conditions under this Joinder and under the Loan Documents; (C) no Material Adverse Change has occurred since the date of the last audited financial statements of each New Obligor delivered to the Administrative Agent; and (D) the conditions stated in this Joinder have been satisfied with respect to the New Obligor;
(g)	all material consents, licenses and approvals required for the delivery and performance by each New Obligor of any Loan Document and the enforceability of any Loan Document against such New Obligor, certified by an Authorized Officer that each is in full force and effect and none other is so required or necessary;
(h)evidence that all Indebtedness not permitted under Section 8.1 of the Credit Agreement shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if

Exhibit A

applicable, in form and substance reasonably satisfactory to the Administrative Agent);
(i)	a certificate of an Authorized Officer of the Borrower as to the Solvent status of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Joinder;
(j)	Each New Obligor’s audited (or, if unavailable, management-prepared financial statements) consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows and a summary of projected financial statements (including, without limitation, statements of income, operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements), as requested by, and in each case reasonably acceptable to, the Administrative Agent;
(iii)	an opinion or opinions of counsel to the New Obligors, dated as of the date hereof and in form and substance satisfactory to the Administrative Agent;
(iv)	the Administrative Agent shall have received evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under the Credit Agreement is in full force and effect, with additional insured special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured;
(v)	[Acceptable appraisals of the New Obligors’ and their Subsidiaries’ assets;]
(vi)	[An acceptable environmental audit with respect to ______________;]
(vii)	both before and immediately after giving effect to this Joinder, no Potential Default or Event of Default shall exist;
(viii)	the Administrative Agent shall have received for its own account, or for the account of each applicable Lender, as applicable (a) all accrued fees and other amounts (other than principal and accrued interest) that are outstanding under the Loan Documents and invoiced by the Administrative Agent and (b) all costs and expenses due and payable pursuant to Section 11.3 of the Credit Agreement or otherwise in connection with the preparation, negotiation and execution of this Joinder and any other documents being executed or delivered in connection herewith (including the reasonable fees and expenses of legal counsel); and
(ix)	the New Obligors shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.
5.Each New Obligor’s address for notices under the Credit Agreement, Security Agreement, Guaranty, Pledge Agreement, and IP Security Agreement is the address provided in Part 2 of Schedule 1.1(B) to the Credit Agreement, as supplemented hereby.
6.Each New Obligor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Administrative Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Joinder.

Exhibit A

7.This Joinder and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.
8.This Joinder is a Loan Document, and is deemed to be part of, and a modification to, each of the Credit Agreement, the Security Agreement, the Guaranty, the Pledge Agreement, and the IP Security Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. Each New Obligor hereby waives notice of Administrative Agent’s acceptance of this Joinder.
9.All provisions of Article 11 of the Credit Agreement apply to this Joinder, the same as if such provisions were set forth in full in this Joinder, mutatis mutandis.

[Remainder of Page Left Intentionally Blank]

Exhibit A

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed and delivered by their duly authorized officers as of the date first above written.

NEW OBLIGOR[S]:1

[NAME OF NEW OBLIGOR]

as a Loan Party, Debtor, Guarantor, Pledgor, and Grantor

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

[NAME OF NEW OBLIGOR]

as a Loan Party, Debtor, Guarantor, Pledgor, and Grantor

By: ___________________________________________

Name: _________________________________________

Title: __________________________________________

1 Add additional signature blocks as needed.

Exhibit A

Agreed to and accepted:

ZIONS BANCORPORATION, N.A.
DBA NATIONAL BANK OF ARIZONA,

as Administrative Agent

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

Exhibit A

Annex A

Schedules to Credit Agreement

[See attachment]

Annex A to Exhibit A

Annex B

Schedules to Security Agreement

[See attachment]

Annex B to Exhibit A

Annex C

Schedules to Pledge Agreement

[See attachment]

Annex C to Exhibit A

Annex D

Schedules to IP Security Agreement Agreement

[See attachment]

Annex D to Exhibit A